Exhibit 10.1

Paycheck Protection Program Term Note

$1,203,900.00	April 17, 2020

FOR VALUE RECEIVED, INNOVATIVE SOLUTIONS AND SUPPORT, LLC (the “Borrower”), with an address at 720 PENNSYLVANIA DRIVE, EXTON, PENNSYLVANIA 19341-1129, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 222 Delaware Avenue, Wilmington, Delaware 19801, Attn: Business Banking, or at such other location as the Bank may designate from time to time, the principal sum of $1,203,900.00 (the “Facility”), together with interest accruing on the outstanding principal balance from the date hereof, all as provided below. This Note is being issued pursuant to the Coronavirus Aid, Relief, and Economic Security Act’s (the “CARES Act”) (P.L. 116-136) Paycheck Protection Program (the “Program”).

1.            Rate of Interest. Amounts outstanding under this Note will bear interest at a rate per annum (“Fixed Rate”) which is at all times equal to 1.00%. Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2.            Structure; Payment Terms. During the period (the “Deferral Period”) beginning on the date of this Note and ending on the 6 month anniversary of the date of this Note (the “Deferral Expiration Date”), interest on the outstanding principal balance will accrue at the Fixed Rate, but neither principal nor interest shall be due and payable during the Deferral Period. On the Deferral Expiration Date, the outstanding principal of the Facility that is not forgiven under the Program (the “Conversion Balance”) shall convert to an amortizing term loan payable as set forth below.

On the 15th day of the 7th month following the date of this Note (the “First Payment Date”), all accrued interest that is not forgiven under the Program shall be due and payable. Additionally, on the First Payment Date, and continuing on the 15th day of each month thereafter until the 2nd anniversary of the date of this Note (the “Maturity Date”), equal installments of principal shall be due and payable, each in an amount determined by dividing the Conversion Balance by 18 (the “Monthly Principal Amount”). Interest shall be payable at the same times as the Monthly Principal Amount. Any outstanding principal and accrued interest shall be due and payable in full on the Maturity Date.

If any payment under this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. “Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in the State of Delaware. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

3.            Forgiveness of the Facility. All or a portion of this Facility may be forgiven in accordance with the Program requirements. The amount of forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Program, including the provisions of Section 1106 of the CARES Act. Not more than 25% of the amount forgiven can be attributable to non-payroll costs.

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4.            Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, each advance outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be five percentage points (5.00%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents (as defined below) or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty. As used in this Note, “Loan Documents” means, individually and collectively, this Note, together with all other agreements and documents executed and/or delivered in connection with this Note or referred to in this Note, as amended, modified or renewed from time to time.

5.             Prepayment. The Borrower shall have the right to prepay any amounts outstanding under this Note at any time and from time to time, in whole or in part, without penalty.

6.            Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

7.            Representations, Warranties and Covenants.

(a) The Borrower hereby represents and warrants that, if not a natural person, the Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. The Borrower further hereby represents and warrants that it was duly organized, validly existing and in good standing as of February 15, 2020 and had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on a Form 1099-MISC.

(b) The Borrower certifies, acknowledges and agrees that the certifications contained in the Paycheck Protection Program Certification and the Program application delivered to the Bank are true and correct, which certifications are hereby incorporated herein by this reference as if set forth herein.

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(c) The Borrower covenants and agrees that the Borrower will do all things necessary to (i) maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business as currently conducted; (ii) continue in operation in substantially the same manner as at present, to the extent permitted by applicable law (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls); and (iii) comply with all laws applicable to the Borrower and to the operation of its business (including without limitation any statute, ordinance, rule or regulation relating to employment practices, pension benefits or environmental, occupational and health standards and controls).

(d) The Borrower represents and warrants that (i) the Borrower has full power and authority to enter into the transactions provided for in this Note and the other Loan Documents; (ii) all necessary action to authorize the execution and delivery of this Note and the other Loan Documents has been properly taken; (iii) this Note and the other Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms; (iv) the Borrower is and will continue to be duly authorized to perform all of the terms and provisions of this Note and the other Loan Documents; (v) there does not exist, either before or after giving effect to the terms of this Note, any default or violation by the Borrower of or under any of the terms, conditions or obligations of any of its governing documents; and (vi) the Borrower does not require the consent of any party with respect to this Note, the other Loan Documents or the Facility except for such consents that have been obtained.

(e) The Borrower covenants and agrees to take all such additional actions and promptly provide to the Bank all additional documents, statements and information as the Bank may require from time to time, in its discretion, in connection with the SBA’s requirements or requests under or in respect of the Program or the general standard operating procedures of the SBA.

(f) The Borrower authorizes and directs the Bank to disburse the proceeds of the Facility and to direct payments due under the Facility in accordance with the Disbursement and Payment Authorization Instructions attached to this Note as Exhibit A.

8.            Other Loan Documents. Notwithstanding any provision to the contrary in any Loan Document or any other collateral security documents that may have been or may in the future be executed and delivered to the Bank, or an agent acting on behalf of the Bank, to secure any obligations of the Borrower to the Bank, this Note is not intended to be secured by real property, and the applicability of any lien on such real property to secure this Note is expressly disclaimed by the Bank.

9.            Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or the Borrower’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document; (iii) the filing by or against the Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Borrower, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by the Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Borrower held by or deposited with the Bank; (v) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of the Borrower to the Bank; (vi) the entry of a final judgment against the Borrower and the failure of the Borrower to discharge the judgment within ten (10) days of the entry thereof; (vii) any change in the Borrower’s equity ownership, or any merger, consolidation, division or other reorganization of, with or by the Borrower, or the sale or other transfer of all or any substantial part of the Borrower’s property or assets, except as otherwise permitted by the Bank; (viii) any change in the Borrower’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on the Borrower; (ix) the Borrower ceases doing business as a going concern; (x) any representation or warranty made by the Borrower to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of the Borrower to the Bank, is false, erroneous or misleading in any material respect; (xi) the death, incarceration, indictment or legal incompetency of any individual Borrower or, if the Borrower is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member; or (xii) failure of the Borrower to notify the Bank within ten (10) days of any change of the Borrower’s address.

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Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law. The Borrower acknowledges that upon the occurrence of an Event of Default, SBA, as defined below, may be required to pay the Lender under the SBA guarantee, and SBA may then seek recovery on the Facility (to the extent any balance remains after loan forgiveness).

10.          Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

11.          Financial and Other Information. Within forty five (45) days after the Bank’s request, the Borrower agrees to deliver any financial and other business and ownership information concerning the Borrower that the Bank may request from time to time, such as annual and interim financial statements (all of which shall be prepared in accordance with generally accepted accounting principles), federal income tax returns. The Borrower also agrees to deliver to the Bank, promptly upon the Bank’s request, certification(s) of beneficial owners in the form requested by the Bank (as executed and delivered to the Bank on or prior to the date of this Note and updated from time to time, the “Certification of Beneficial Owners”). If the Borrower was required to execute and deliver to the Bank a Certification of Beneficial Owners, (a) the Borrower represents and warrants, as of the date of this Note and as of the date each updated Certification of Beneficial Owners is provided to the Bank, that the information in the Certification of Beneficial Owners is true, complete and correct, and (b) the Borrower agrees to provide confirmation of the accuracy of the information set forth in the Certification of Beneficial Owners, or deliver a new Certification of Beneficial Owners in form and substance acceptable to the Bank, as and when requested by the Bank and/or when any individual identified on the most recent Certification of Beneficial Owners provided to the Bank as a controlling party and/or a direct or indirect individual owner has changed. The Borrower further agrees to provide such other information and documentation as may reasonably be requested by the Bank from time to time for purposes of compliance by the Bank with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Bank to comply therewith. Additionally, the Borrower will keep books and records in a manner satisfactory to the Bank and allow the Bank and SBA to inspect and audit books, records and papers relating to the Borrower’s financial or business condition.

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12.          Anti-Money Laundering/International Trade Law Compliance. The Borrower represents and warrants to the Bank, as of the date of this Note, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event.

As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

13.          Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Paragraph shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

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14.          Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note) and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of Delaware. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH (I) FEDERAL REGULATIONS, AND (II) TO THE EXTENT NOT PREEMPTED BY FEDERAL LAWS OR REGULATIONS, THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ITS CONFLICT OF LAWS RULES, INCLUDING WITHOUT LIMITATION THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN EFFECT IN THE STATE OF DELAWARE (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the State of Delaware; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

15.          Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

16.          USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

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17.          Authorization to Obtain Credit Reports. By signing below, each person, who is signing in his or her individual capacity, requests and provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain such individual’s personal credit profile from one or more national credit bureaus. This authorization extends to obtaining a credit profile in (i) considering an application for credit that is evidenced, guaranteed or secured by this document, (ii) assessing creditworthiness and (iii) considering extensions of credit, including on an ongoing basis, as necessary for the purposes of (a) update, renewal or extension of such credit or additional credit, (b) reviewing, administering or collecting the resulting account and (c) reporting on the repayment and satisfaction of such credit obligations. By signing below, such individual further ratifies and confirms his or her prior requests and authorizations with respect to the matters set forth herein. For the avoidance of doubt, this provision does not apply to persons signing below in their capacities as officers or other authorized representatives of entities, organizations or governmental bodies.

18.          Electronic Signatures and Records. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

19.          Depository. Unless the Bank otherwise agrees, the Borrower will establish and maintain with the Bank the Borrower’s primary depository accounts.

20.          Federal Law. When the U.S. Small Business Administration (“SBA”) is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. The Bank or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, the Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

21.          DISPUTE RESOLUTION.

(a)            WAIVER OF JURY TRIAL. FOR ANY DISPUTE THAT IS NOT ARBITRATED, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER OR THE BANK MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

(b)            ARBITRATION OF DISPUTES. The Borrower or the Bank may elect to submit any and all disputes arising out of or relating to the Loan Documents or any breach thereof (a “Dispute”) to binding arbitration

(i)             Arbitration. Any arbitration shall be conducted pursuant to and in accordance with the AAA Commercial Arbitration Rules and, where applicable, the Supplementary Rules for Large, Complex Commercial Disputes, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in a mutually acceptable location.

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Except as expressly set forth below, the procedures specified herein shall be the sole and exclusive procedures for the resolution of Disputes; provided, however, that the Borrower or the Bank may seek provisional or ancillary remedies, such as preliminary injunctive relief, from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration. Nothing herein shall in any way limit or modify any remedies available to the Bank under the Loan Documents or otherwise at law or in equity.

(ii)           Motion Practice. In any arbitration hereunder, the arbitrator(s) shall decide any prehearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

(iii)          Discovery. Discovery shall be limited to the pre-hearing exchange of all documents which the Borrower and the Bank intend to introduce at the hearing and any expert reports prepared by any expert who will testify at the hearing.

(iv)         Sequential Hearing Days. At the administrative conference conducted by the AAA, the Borrower and the Bank and the AAA shall determine how to ensure that the hearing is started and completed on sequential hearing days. Potential arbitrators shall be informed of the anticipated length of the hearing and they shall not be subject to appointment unless they agree to abide by the parties’ intent that, absent exigent circumstances, the hearing shall be conducted on sequential days.

(v)           Award. The award of the arbitrator(s) shall be accompanied by a statement of the reasons upon which such award is based.

(vi)          Fees and Expenses. The Borrower and the Bank shall each bear equally all fees and costs and expenses of the arbitration, and each shall bear its own legal fees and expenses and the costs of its experts and witnesses; provided, however, that if the arbitration panel shall award to a party substantially all relief sought by such party, then, notwithstanding any applicable governing law provisions, the other party shall pay all costs, fees and expenses incurred by the prevailing party and such costs, fees and expenses shall be included in such award.

(vii)         Confidentiality of Disputes. The entire procedure shall be confidential and none of the parties nor arbitrator(s) may disclose the existence, content, or results of any arbitration hereunder without the written consent of all parties to the Dispute, except (i) to the extent disclosure is required to enforce any applicable arbitration award or may otherwise be required by law and (ii) that either party may make such disclosures to its regulators, auditors, accountants, attorneys and insurance representatives. No conduct, statements, promises, offers, views, or opinions of any party involved in an arbitration hereunder shall be discoverable or admissible for any purposes in litigation or other proceedings involving the parties to the Dispute and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative for any of such parties.

(viii)        CLASS ACTION WAIVER. THE BORROWER HEREBY WAIVES, WITH RESPECT TO ANY DISPUTE: (I) THE RIGHT TO PARTICIPATE IN A CLASS ACTION, PRIVATE ATTORNEY GENERAL ACTION OR OTHER REPRESENTATIVE ACTION IN COURT OR IN ARBITRATION, EITHER AS A CLASS REPRESENTATIVE OR CLASS MEMBER; AND (II) THE RIGHT TO JOIN OR CONSOLIDATE CLAIMS WITH CLAIMS OF ANY OTHER PERSON. The foregoing waiver is referred to herein as the “class action waiver”. The Bank and the Borrower agree that no arbitrator shall have authority to conduct any arbitration in violation of the class action waiver or to issue any relief that applies to any person or entity other than the Borrower and/or the Bank individually. The parties acknowledge that this class action waiver is material and essential to the arbitration of any claims and is non-severable from this Dispute Resolution section. If the class action waiver is voided, found unenforceable, or limited with respect to any claim for which the Borrower seeks class-wide relief, then this Dispute Resolution section (except for this sentence) shall be null and void with respect to such claim, subject to the right to appeal the limitation or invalidation of the class action waiver. However, this Dispute Resolution section shall remain valid with respect to all other claims and Disputes. The parties acknowledge and agree that under no circumstances will a class action be arbitrated.

(ix)          Applicability of Federal Arbitration Act. This Note evidences transaction(s) in interstate commerce, and thus the Federal Arbitration Act governs the interpretation and enforcement of this Dispute Resolution section.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

PPP - Term Note April 2020

If the Borrower is a legal entity, the undersigned certifies to the Bank that the undersigned (individually and collectively if more than one, the “Authorized Representative”) is and was authorized and directed to (i) execute and deliver, including to electronically execute and deliver, in the name of and on behalf of the Borrower, this Note and any other documents executed in connection with this Note or the Facility, all in such form as may be requested by the Bank or required under the Program and any of which may contain a provision waiving the right to trial by jury; (ii) execute and deliver to or in favor of, including to electronically execute and deliver to or in favor of, the Bank any amendments, modifications, renewals or supplements of or to any of the foregoing agreements, documents or instruments; (iii) take any other action requested, required or deemed advisable by the Bank in order to effectuate the foregoing; and (iv) delegate the foregoing duties to other representatives of the Borrower. The undersigned further certifies that the Authorized Representative holds the office, title or status with the Borrower specified below the Authorized Representative’s signature.

The Borrower acknowledges that it has read and understands all the provisions of this Note, including the waiver of jury trial, arbitration and class action waiver, and has been advised by counsel as necessary or appropriate, or has elected not to seek the advice of counsel.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

INNOVATIVE SOLUTIONS AND SUPPORT, LLC

By: E-SIGNED by Shahram Askarpour
on 05-04-2020 11:26:57 EDT
(SEAL)
Shahram Askarpour, President

By: E-SIGNED by Relland M. Winand
on 05-04-2020 11:30:15 EDT
(SEAL)
Relland M. Winand, Chief Financial Officer

PPP - Term Note April 2020

EXHIBIT A

TO PAYCHECK PROTECTION PROGRAM TERM NOTE

DISBURSEMENT AND PAYMENT AUTHORIZATION INSTRUCTIONS

Loan Disbursement Authorization:

Borrower authorizes and directs the Bank to disburse the proceeds of the Facility as directed below. Each authorized representative of the Borrower is authorized to make this request, the Bank is entitled to rely conclusively on the below instructions to make disbursements in the amount and manner specified.

Disbursements

Disburse the proceeds of the Facility into the Borrower’s demand deposit account with PNC Bank, Account No. 1006795363.

Automatic Payment Authorization Under Facility:

The Borrower irrevocably authorizes and directs the Bank to charge any deposit account identified above and maintained at the Bank (or such other account at the Bank as the undersigned may designate to the Bank in writing from time to time) for all payments of principal and interest due or fees on the Facility, and to debit such account for the amount of such payments on the date each payment is due. The Borrower acknowledges and agrees that, to the extent there are insufficient funds in any such account to pay the required amounts when due, the Borrower shall immediately pay to the Bank all sums remaining unpaid. This authorization supplements, and does not limit, the Bank’s rights under the promissory note(s) and other documents evidencing or securing the Facility. The Bank is entitled to rely conclusively on this authorization until this authorization is terminated by the Bank or the Borrower, and the Bank has had a reasonable time to act thereon.

PPP - Term Note April 2020

Paycheck Protection Program Certification

April 17, 2020

INNOVATIVE SOLUTIONS AND SUPPORT, LLC (the “Borrower”) has applied to PNC Bank, National Association (the “Bank”) for a Small Business Association (“SBA”) 7(a) Paycheck Protection Program loan (the “PPP Loan”).

The below signer understands that the statements made in this certification are part of the agreement with the Bank and that the Bank will rely on these statements when deciding whether or not to make the PPP Loan.

I certify, acknowledge and agree that I am an authorized officer of the Borrower and am authorized on behalf of the Borrower to certify to the statements provided in this certification, and that the following are true and correct statements:

1.	The Borrower was in operation on February 15, 2020 and, if Borrower is not a self-employed worker or independent contractor, had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on a Form 1099-MISC.

2.	The uncertainty of current economic conditions makes necessary the PPP Loan request to support the ongoing operations of the Borrower.

3.	The proceeds of the PPP Loan will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments; and at least 75 percent of the proceeds of the PPP Loan will be used for payroll expenses. If the funds are knowingly used for unauthorized purposes, the federal government may hold the undersigned and the Borrower legally liable such as for charges of fraud.

4.	Documentation verifying the number of full-time equivalent employees on the Borrower’s payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities for the eight week period following the disbursement of the PPP Loan will be provided to the Bank.

5.	The Borrower understands and agrees that loan forgiveness may be provided if the Borrower uses all of the loan proceeds for documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities. The actual amount forgiven will be determined in accordance with the requirements of the Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136), and in no event may more than 25 percent of the forgiven amount be attributable to non-payroll costs.

6.	The Borrower does not have any other PPP Loan applications pending and will not apply for another PPP Loan. During the period beginning on February 15, 2020 and ending on December 31, 2020 Borrower has not received and will not receive another PPP Loan.

7.	The Borrower shall notify the Bank if the Borrower received an SBA Economic Injury Disaster Loan (“EIDL”) between January 31, 2020 and April 3, 2020 and the proceeds of such EIDL were or are used to retain workers and maintain payroll; in such circumstances the proceeds of the PPP Loan must be used to refinance any such EIDL.

8.	The information provided in the PPP Loan application and the information provided in all supporting documents and forms is true and accurate in all material respects. The Borrower and the undersigned understand that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.

Paycheck Protection Program Certification April 2020

9.	The Borrower acknowledges that the Bank will confirm the eligible PPP Loan amount using the Borrower’s information that it has submitted, including without limitation, tax returns and tax transcripts (collectively, the “Tax Information”). The Borrower affirms that the Tax Information is identical to that submitted to the Internal Revenue Service. The Borrower also understands, acknowledges, and agrees that the Bank can share the Borrower’s Tax Information with (i) the SBA’s authorized representatives, including authorized representatives of the SBA Office of Inspector General, (ii) the Bank’s affiliates, and its and their respective directors, officers, employees, agents and advisors (the “Representatives”), and (iii) any actual or potential owners of a credit facility extended by the Bank or its Representatives to the Borrower, any acquirers of any beneficial or other interest in such credit facility, guarantor, servicers or service providers for such parties, and their successors and/or assigns (the “Other Loan Participants”) for the purpose of (w) compliance with SBA loan program requirements and all SBA reviews, (x) originating, maintaining, managing, monitoring, servicing, selling, insuring, and securitizing a credit facility; (y) enforcing any of its rights or remedies under the loan documents applicable to such credit facility (including, without limitation, in connection with any collection action related thereto) or (z) as otherwise permitted by applicable laws, including state and federal privacy and data security laws, or if required to do so by legal process, regulation or law, or in defense of any claims or causes of action against the Bank or any of its Representatives.

INNOVATIVE SOLUTIONS AND SUPPORT, LLC

By: E-SIGNED by Shahram Askarpour
on 05-04-2020 11:27:06 EDT
(SEAL)
Shahram Askarpour, President

BY: E-SIGNED by Relland M. Winand
on 05-04-2020 11:30:47 EDT
(SEAL)
Relland M. Winand, Chief Financial Officer

Paycheck Protection Program Certification April 2020